Contacts:	Paul W. Taylor	Christopher G. Treece
	President and Chief Executive Officer	E.V.P., Chief Financial Officer and Secretary
	Guaranty Bancorp	Guaranty Bancorp
	1331 Seventeenth Street, Suite 200	1331 Seventeenth Street, Suite 200
	Denver, CO 80202	Denver, CO 80202
	(303) 293-5563	(303) 675-1194

FOR IMMEDIATE RELEASE:

Guaranty Bancorp Announces Third Quarter 2018 Financial Results

•	Record quarterly earnings of $14.9 million, a $4.9 million or 48.6% increase compared to $10.1 million in the third quarter 2017
•	Continued growth in ROAA to 1.58% for the third quarter 2018 compared to 1.17% in the third quarter 2017
•	Exceptional efficiency ratio of 48.77% for the third quarter 2018 compared to 50.02% in the third quarter 2017
•	Continued success growing our balance sheet with quarterly net loan growth of $54.9 million or 7.6% annualized
•	Strong deposit growth of $112.2 million during the quarter or 15.1% annualized

DENVER, October 17, 2018 - Guaranty Bancorp (Nasdaq: GBNK) (“we”, “our” or “the Company”), a community bank holding company based in Colorado, today announced third quarter 2018 net income of $14.9 million, or $0.52 per basic common share and $0.51 per diluted common share, compared to net income of $10.1 million, or $0.36 per basic and diluted common share, in the third quarter 2017. The $4.9 million increase in third quarter 2018 net income, compared to the same quarter in 2017, was attributable to a combination of increased net interest income and noninterest income aided by reductions in both noninterest expense and income tax expense.

“Our record third quarter 2018 financial performance,  as demonstrated by our ROAA of 1.58%, reflects the successful execution of our strategic initiatives across the Company,” said Paul W. Taylor, President and Chief Executive Officer of Guaranty Bancorp. “Continued growth in our customer relationships has bolstered our balance sheet and resulted in increased net interest income. Our focus on expense management, reflected in our superior efficiency ratio of 48.77%, also enhanced our bottom line earnings.”

Taylor continued, “We look forward to building on this success through our upcoming merger with Independent Bank Group, Inc., which we expect to close at the end of the fourth quarter 2018, having received stockholder approval on September 25, 2018.”

Key Financial Measures

Income Statement

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017

	(Dollars in thousands, except per share amounts)
Net income	$14,944	$13,263	$10,054	$41,764	$30,019
Operating earnings (1)	14,797	14,116	11,307	42,352	31,371
Earnings per common share - diluted	0.51	0.46	0.36	1.44	1.07
Earnings per common share - diluted - operating (1)	0.51	0.49	0.40	1.46	1.11
Return on average assets	1.58%	1.43%	1.17%	1.50%	1.18%
Return on average assets - operating (1)	1.57%	1.52%	1.31%	1.52%	1.23%
Return on average equity	13.93%	12.79%	10.70%	13.40%	10.99%
Return on average equity - operating (1)	13.79%	13.61%	12.03%	13.58%	11.49%
Net interest margin	3.74%	3.80%	3.91%	3.77%	3.77%
Net interest margin, fully tax equivalent (2)	3.80%	3.87%	4.02%	3.84%	3.88%
Efficiency ratio - tax equivalent (3)	48.77%	50.73%	50.02%	50.77%	52.97%
Average cost of interest-bearing liabilities
(including noninterest-bearing deposits)	0.64%	0.59%	0.44%	0.59%	0.44%
Average cost of deposits
(including noninterest-bearing deposits)	0.42%	0.38%	0.27%	0.37%	0.25%
Assets under management	$1,536,555	$1,502,126	$814,684	$1,536,555	$814,684
________________________

(1) This press release contains certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of the Company’s core financial performance. See reconciliation of non-GAAP financial measures to the corresponding GAAP measurement in "Non-GAAP Financial Measures" later in this document.

(2) The tax-equivalent basis was computed by calculating the deemed interest on municipal bonds and tax-exempt loans that would have been earned on a fully taxable basis to yield the same after-tax income, net of the interest expense disallowance under Internal Revenue Code Sections 265 and 291, using a combined federal and state marginal tax rate of 24.66% for 2018 and 38.01% for 2017.

(3) The efficiency ratio equals noninterest expense adjusted to exclude amortization of intangible assets, prepayment penalties on long-term debt, impairment of long-lived assets, litigation-related settlements and merger related expenses, divided by the sum of tax equivalent net interest income and tax equivalent noninterest income. To calculate tax equivalent net interest income and noninterest income, the interest earned on tax exempt loans and investment securities and the income earned on bank-owned life insurance have been adjusted to reflect the amount that would have been earned had these investments been subject to normal income taxation.

Balance Sheet

	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
	(Dollars in thousands, except per share amounts)
Total investments	$612,234	$598,316	$598,391	$614,312	$576,459
Total loans, net of deferred costs and fees	2,931,643	2,876,721	2,847,465	2,807,388	2,661,866
Allowance for loan losses	(23,750)	(23,750)	(23,350)	(23,250)	(22,900)
Total assets	3,810,527	3,775,967	3,721,651	3,698,890	3,510,046
Total deposits	3,059,947	2,947,795	3,031,714	2,941,627	2,898,060
Book value per common share	14.61	14.29	14.01	13.86	13.21
Tangible book value per common share (1)	11.76	11.41	11.09	11.13	10.75
Equity ratio - GAAP	11.24%	11.10%	11.03%	10.95%	10.69%
Tangible common equity ratio (1)	9.24%	9.06%	8.93%	8.99%	8.88%
Total risk-based capital ratio	13.71%	13.51%	13.31%	13.36%	13.50%
________________________
(1) See reconciliation of non-GAAP financial measures to the corresponding GAAP measurement in "Non-GAAP Financial Measures" later in this document.

Net Interest Income and Margin

The following tables present, for the periods indicated, average assets, liabilities and stockholders’ equity, as well as interest income from average interest-earning assets, interest expense from average interest-bearing liabilities and the resultant yields and costs expressed in percentages. Nonaccrual loans are included in the calculation of average loans and leases, while interest thereon is excluded from the computation of yield earned.

	Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2018			June 30, 2018			September 30, 2017
	Average Balance	Interest Income or Expense	Average Yield or Cost	Average Balance	Interest Income or Expense	Average Yield or Cost	Average Balance	Interest Income or Expense	Average Yield or Cost

	(Dollars in thousands)
Assets:
Interest-earning assets:
Gross loans, net of deferred costs
and fees (1)(3)	$2,870,984	$33,825	4.67%	$2,858,683	$33,549	4.71%	$2,593,667	$30,902	4.73%
Investment securities (1)
Taxable	366,464	2,652	2.87%	357,286	2,555	2.87%	339,671	2,221	2.59%
Tax-exempt	214,143	1,206	2.23%	215,158	1,230	2.29%	210,363	1,233	2.33%
Bank stocks (4)	26,060	406	6.18%	26,052	391	6.02%	19,993	275	5.46%
Other earning assets	5,287	26	1.95%	8,669	38	1.76%	18,060	57	1.25%
Total interest-earning assets	3,482,938	38,115	4.34%	3,465,848	37,763	4.37%	3,181,754	34,688	4.33%
Non-earning assets:
Cash and due from banks	36,488			36,025			35,426
Other assets	226,837			229,342			206,044
Total assets	$3,746,263			$3,731,215			$3,423,224

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
Interest-bearing demand and NOW	$808,172	$485	0.24%	$840,354	$486	0.23%	$850,670	$380	0.18%
Money market	542,557	1,026	0.75%	516,430	807	0.63%	493,433	459	0.37%
Savings	209,856	64	0.12%	208,785	58	0.11%	182,190	51	0.11%
Time certificates of deposit	463,183	1,611	1.38%	462,551	1,426	1.24%	420,102	1,049	0.99%
Total interest-bearing deposits	2,023,768	3,186	0.62%	2,028,120	2,777	0.55%	1,946,395	1,939	0.40%
Borrowings:
Repurchase agreements	55,016	23	0.17%	55,358	27	0.20%	33,958	16	0.19%
Federal funds purchased	6,241	33	2.07%	2,327	23	3.91%	1	-	1.46%
Subordinated debentures	65,119	937	5.71%	65,098	933	5.75%	65,035	868	5.30%
Borrowings	193,921	1,146	2.34%	209,928	1,125	2.15%	91,087	531	2.31%
Total interest-bearing liabilities	2,344,065	5,325	0.90%	2,360,831	4,885	0.83%	2,136,476	3,354	0.62%
Noninterest bearing liabilities:
Demand deposits	960,347			939,010			898,262
Other liabilities	16,258			15,437			15,739
Total liabilities	3,320,670			3,315,278			3,050,477
Stockholders' equity	425,593			415,937			372,747
Total liabilities and stockholders' equity	$3,746,263			$3,731,215			$3,423,224

Net interest income		$32,790			$32,878			$31,334
Net interest margin			3.74%			3.80%			3.91%
Net interest margin, fully tax
equivalent (2)			3.80%			3.87%			4.02%

(1) Yields on loans and securities have not been adjusted to a tax-equivalent basis.

(2) The tax-equivalent basis was computed by calculating the deemed interest on municipal bonds and tax-exempt loans that would have been earned on a fully taxable basis to yield the same after-tax income, net of the interest expense disallowance under Internal Revenue Code Sections 265 and 291, using a combined federal and state marginal tax rate of 24.66% for 2018 and 38.01% for 2017.

(3) The loan average balances and rates include nonaccrual loans.

(4) Includes Bankers’ Bank of the West stock, Federal Reserve Bank stock, Federal Home Loan Bank stock and Pacific Coast Bankers’ Bank stock.

Net Interest Income and Margin (continued)

	Nine Months Ended			Nine Months Ended
	September 30, 2018			September 30, 2017
	Average Balance	Interest Income or Expense	Average Yield or Cost	Average Balance	Interest Income or Expense	Average Yield or Cost

	(Dollars in thousands)
Assets:
Interest-earning assets:
Gross loans, net of deferred costs
and fees (1)(3)	$2,855,181	$99,489	4.66%	$2,571,906	$87,270	4.54%
Investment securities (1)
Taxable	362,807	7,763	2.86%	351,818	6,892	2.62%
Tax-exempt	215,544	3,659	2.27%	204,814	3,713	2.42%
Bank stocks (4)	26,317	1,220	6.20%	22,572	1,011	5.99%
Other earning assets	6,250	83	1.78%	8,953	76	1.13%
Total interest-earning assets	3,466,099	112,214	4.33%	3,160,063	98,962	4.19%
Non-earning assets:
Cash and due from banks	36,014			35,224
Other assets	228,688			205,373
Total assets	$3,730,801			$3,400,660

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
Interest-bearing demand and NOW	$820,093	$1,340	0.22%	$810,763	$1,091	0.18%
Money market	532,590	2,456	0.62%	487,635	1,194	0.33%
Savings	207,748	178	0.11%	177,968	147	0.11%
Time certificates of deposit	462,550	4,260	1.23%	403,068	2,830	0.94%
Total interest-bearing deposits	2,022,981	8,234	0.54%	1,879,434	5,262	0.37%
Borrowings:
Repurchase agreements	51,403	71	0.18%	34,063	48	0.19%
Federal funds purchased	2,879	56	2.62%	1	-	1.46%
Subordinated debentures	65,098	2,759	5.67%	65,014	2,568	5.28%
Borrowings	211,872	3,333	2.10%	161,023	2,079	1.73%
Total interest-bearing liabilities	2,354,233	14,453	0.82%	2,139,535	9,957	0.62%
Noninterest bearing liabilities:
Demand deposits	943,743			881,017
Other liabilities	16,003			15,053
Total liabilities	3,313,979			3,035,605
Stockholders' equity	416,822			365,055
Total liabilities and stockholders' equity	$3,730,801			$3,400,660

Net interest income		$97,761			$89,005
Net interest margin			3.77%			3.77%
Net interest margin, fully tax
equivalent (2)			3.84%			3.88%

(1) Yields on loans and securities have not been adjusted to a tax-equivalent basis.

(2) The tax-equivalent basis was computed by calculating the deemed interest on municipal bonds and tax-exempt loans that would have been earned on a fully taxable basis to yield the same after-tax income, net of the interest expense disallowance under Internal Revenue Code Sections 265 and 291, using a combined federal and state marginal tax rate of 24.66% for 2018 and 38.01% for 2017.

(3) The loan average balances and rates include nonaccrual loans.

(4) Includes Bankers’ Bank of the West stock, Federal Reserve Bank stock, Federal Home Loan Bank stock and Pacific Coast Bankers’ Bank stock.

Net Interest Income and Margin (continued)

Net interest income increased $1.5 million in the third quarter 2018 to $32.8 million, compared to $31.3 million in the third quarter 2017, and decreased $0.1 million from $32.9 million in the second quarter 2018.

The $1.5 million increase in net interest income in the third quarter 2018, compared to the third quarter 2017, was a result of a $3.4 million increase in interest income, partially offset by a $2.0 million increase in interest expense over the same period. The increase in interest income was mostly the result of a $301.2 million increase in average interest earning assets in the third quarter 2018, compared to the third quarter 2017. The increase in interest expense was due to the increasing cost of interest-bearing liabilities in addition to growth in deposits and borrowings.

The $0.1 million decrease in net interest income in the third quarter 2018, compared to the second quarter 2018, was primarily due to the increase in interest expense, primarily on deposits, exceeding the corresponding increase in interest income. Accretion of the discount on acquired loans was $0.8 million in the third quarter 2018, compared to $1.1 million in the second quarter 2018 and $1.0 million in the third quarter 2017. The increase in interest expense in the third quarter 2018, compared to the second quarter 2018, was primarily a result of a $0.4 million increase in interest expense on deposits resulting from a seven basis point increase in the cost of deposits.

For the nine months ended September 30, 2018, net interest income increased $8.8 million compared to the same period in 2017, primarily due to a $13.3 million increase in interest income resulting from a $306.0 million or 9.7% increase in average earning assets, partially offset by a $4.5 million increase in interest expense. The increase in interest expense was due to the increasing cost of interest-bearing liabilities in addition to growth in deposits and borrowings.

Noninterest Income

The following table presents noninterest income as of the dates indicated:

	Three Months Ended			Nine Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017

	(In thousands)
Noninterest income:
Deposit service and other fees	$3,571	$3,646	$3,580	$10,538	$10,405
Investment management and trust	2,750	2,466	1,478	7,514	4,482
Increase in cash surrender value of
life insurance	670	661	674	2,001	1,884
Gain (loss) on sale of securities	-	16	(86)	16	(86)
Gain on sale of SBA loans	430	255	143	916	971
Other	851	311	341	1,612	1,218
Total noninterest income	$8,272	$7,355	$6,130	$22,597	$18,874

Third quarter 2018 noninterest income increased by $2.1 million compared to the third quarter 2017 and by $0.9 million compared to the second quarter 2018. The increase was primarily due to a $1.3 million increase in investment management and trust income in the third quarter 2018 compared to the third quarter 2017, which was primarily a result of the January 2018 purchase of the assets under management of Wagner Wealth Management, LLC (“Wagner”). At September 30, 2018, assets under management were $1.5 billion compared to $815 million as of September 30, 2017.

Compared to the second quarter 2018, noninterest income increased $0.9 million in the third quarter 2018, primarily as a result of a $0.7 million increase in gains on the sale of long-lived assets.

For the nine months ended September 30, 2018, noninterest income increased $3.7 million compared to the same period in 2017, primarily due to increased investment management and trust income resulting from the Wagner acquisition.

Noninterest Expense

The following table presents noninterest expense as of the dates indicated:

	Three Months Ended			Nine Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017

	(In thousands)
Noninterest expense:
Salaries and employee benefits	$12,617	$12,871	$11,736	$38,391	$34,909
Occupancy expense	1,667	1,681	1,714	5,086	4,940
Furniture and equipment	1,009	1,031	974	3,100	2,894
Amortization of intangible assets	924	952	672	2,788	1,969
Other real estate owned, net	19	2	(20)	60	174
Insurance and assessments	694	670	642	2,061	1,995
Professional fees	905	1,040	929	3,036	3,155
Impairment of long-lived assets	-	-	-	-	224
Other general and administrative	3,775	4,424	5,160	11,705	12,579
Total noninterest expense	$21,610	$22,671	$21,807	$66,227	$62,839

Third quarter 2018 noninterest expense decreased by $0.2 million compared to the third quarter 2017 and by $1.1 million compared to the second quarter 2018.  The decrease in noninterest expense in the third quarter 2018, compared to the third quarter 2017, was mostly due to a $1.4 million decrease in other general and administrative expense, driven by the $1.6 million litigation-related settlement incurred in the third quarter 2017. The decrease in other general and administrative expense was offset by smaller increases in several other categories of expense. Salaries and employee benefits increased $0.9 million in the third quarter 2018, compared to the third quarter 2017, primarily as a result of employees added in the fourth quarter 2017 Castle Rock acquisition and the first quarter 2018 Wagner acquisition. In the third quarter 2018, merger-related expenses were $0.4 million related to the pending merger with and into Independent Bank Group, Inc. (“Independent”). Third quarter 2017 merger-related expenses were $0.3 million related to the acquisition of Castle Rock.

Compared to the second quarter 2018, noninterest expense decreased $1.1 million in the third quarter 2018, primarily as a result of a $0.6 million decrease in merger-related expenses related to the pending merger with and into Independent.

For the nine months ended September 30, 2018, noninterest expense increased $3.4 million, compared to the same period in 2017, due to a $3.5 million increase in salaries and employee benefits primarily attributable to the fourth quarter 2017 Castle Rock acquisition and the first quarter 2018 Wagner acquisition, combined with a $1.2 million increase in merger-related expenses due to the pending merger with and into Independent, partially offset by a $1.6 million decrease in litigation related settlements compared to the third quarter 2017.

Tax Expense

The Company’s 2018 income tax expense has been favorably impacted by the Tax Cuts and Jobs Act of 2017, which was signed into law in December 2017. This new tax law reduced the statutory federal corporate tax rate from 35.0% to 21.0% beginning on January 1, 2018. The Company’s third quarter 2018 income tax expense and effective tax rate were $4.3 million and 22.4%, respectively, compared to income tax expense and an effective tax rate of $5.1 million and 33.7% in the third quarter 2017 and $3.8 million and 22.1% in the second quarter 2018.

Balance Sheet

	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
	(Dollars in thousands)
Total assets	$3,810,527	$3,775,967	$3,721,651	$3,698,890	$3,510,046
Average assets, quarter-to-date	3,746,263	3,731,215	3,714,655	3,603,552	3,423,224
Total loans, net of deferred costs and fees	2,931,643	2,876,721	2,847,465	2,807,388	2,661,866
Total deposits	3,059,947	2,947,795	3,031,714	2,941,627	2,898,060

Equity ratio - GAAP	11.24%	11.10%	11.03%	10.95%	10.69%
Tangible common equity ratio (1)	9.24%	9.06%	8.93%	8.99%	8.88%
________________________
(1) See reconciliation of non-GAAP financial measures to the corresponding GAAP measurement in "Non-GAAP Financial Measures" later in this document.

The following table sets forth the amount of loans outstanding at the dates indicated:

	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
	(In thousands)
Loans held for sale	$2,228	$1,766	$1,940	$1,725	$314
Commercial and residential real estate	2,074,512	2,023,729	2,003,326	1,977,431	1,892,828
Construction	125,305	122,789	107,707	99,965	81,826
Commercial	558,181	547,206	543,818	523,355	499,936
Consumer	114,320	124,396	133,670	143,066	124,625
Other	56,390	56,502	57,123	61,982	62,277
Total gross loans	2,930,936	2,876,388	2,847,584	2,807,524	2,661,806
Deferred costs and (fees)	707	333	(119)	(136)	60
Loans, net	2,931,643	2,876,721	2,847,465	2,807,388	2,661,866
Less allowance for loan losses	(23,750)	(23,750)	(23,350)	(23,250)	(22,900)
Net loans	$2,907,893	$2,852,971	$2,824,115	$2,784,138	$2,638,966

The following table presents the quarterly changes in the Company’s loan balances at the dates indicated:

	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
	(In thousands)
Beginning balance	$2,876,388	$2,847,584	$2,807,524	$2,661,806	$2,578,318
New credit extended	146,598	164,258	156,311	186,969	192,774
Acquisition of Castle Rock Bank	-	-	-	71,052	-
Net existing credit advanced	94,393	111,266	76,770	77,307	59,275
Net pay-downs and maturities	(186,159)	(246,108)	(192,986)	(191,624)	(165,520)
Other	(284)	(612)	(35)	2,014	(3,041)
Gross loans	2,930,936	2,876,388	2,847,584	2,807,524	2,661,806
Deferred costs and (fees)	707	333	(119)	(136)	60
Loans, net	$2,931,643	$2,876,721	$2,847,465	$2,807,388	$2,661,866

Net change - loans outstanding	$54,922	$29,256	$40,077	$145,522	$83,394

During the third quarter 2018, loans net of deferred costs and fees increased $54.9 million, comprised of $241.0 million in new loans and advances on existing loans, partially offset by $186.2 million in net pay-downs and maturities during the quarter. In addition to contractual loan principal payments and maturities, the third quarter 2018 included $54.9 million in early payoffs related to our borrowers selling their assets, $13.3 million in loan pay-downs related to fluctuations in loan balances of existing customers, and $8.7 million in loan payoffs related to our strategic decision not to match certain financing terms offered by competitors.

Balance Sheet (continued)

The following table sets forth the amounts of deposits outstanding at the dates indicated:

	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
	(In thousands)
Noninterest-bearing demand	$960,931	$924,415	$973,172	$939,550	$924,361
Interest-bearing demand and NOW	850,848	835,378	849,741	813,882	866,309
Money market	570,995	519,916	531,818	527,621	502,400
Savings	211,996	206,710	210,376	201,687	183,366
Time	465,177	461,376	466,607	458,887	421,624
Total deposits	$3,059,947	$2,947,795	$3,031,714	$2,941,627	$2,898,060

At September 30, 2018, total deposits were $3.1 billion, an increase of $118.3 million compared to December 31, 2017 and an increase of $161.9 million compared to September 30, 2017. The Company acquired $128.4 million in deposits in the October 2017 Castle Rock transaction. At September 30, 2018, noninterest-bearing deposits as a percentage of total deposits were 31.4%, compared to 31.9% at both December 31, 2017 and September 30, 2017.

Regulatory Capital Ratios

The following table provides the capital ratios of the Company and the Guaranty Bank and Trust Company (the “Bank”) as of the dates presented, along with the applicable regulatory capital requirements:

	Ratio at September 30, 2018	Ratio at December 31, 2017	Minimum Requirement for “Adequately Capitalized” Institution plus fully phased in Capital Conservation Buffer	Minimum Requirement for "Well-Capitalized" Institution
Common Equity Tier 1 Risk-Based Capital Ratio
Consolidated	10.98%	10.57%	7.00%	N/A
Guaranty Bank and Trust Company	12.46%	12.29%	7.00%	6.50%

Tier 1 Risk-Based Capital Ratio
Consolidated	11.75%	11.36%	8.50%	N/A
Guaranty Bank and Trust Company	12.46%	12.29%	8.50%	8.00%

Total Risk-Based Capital Ratio
Consolidated	13.71%	13.36%	10.50%	N/A
Guaranty Bank and Trust Company	13.20%	13.03%	10.50%	10.00%

Leverage Ratio
Consolidated	10.46%	10.21%	4.00%	N/A
Guaranty Bank and Trust Company	11.10%	11.05%	4.00%	5.00%

At September 30, 2018, all of our regulatory capital ratios remained well above minimum requirements for a “well-capitalized” institution. Our consolidated capital ratios increased compared to December 31, 2017, primarily due to 2018 earnings.

Asset Quality

The following table presents select asset quality data, including quarterly charged-off loans, recoveries and provision for loan losses as of the dates indicated:

	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
	(Dollars in thousands)
Originated nonaccrual loans	$3,970	$3,348	$3,696	$3,932	$3,935
Purchased credit impaired loans	1,060	1,157	1,495	1,622	809
Accruing loans past due 90 days or more (1)	-	370	-	-	-

Total nonperforming loans (NPLs)	$5,030	$4,875	$5,191	$5,554	$4,744
Other real estate owned and foreclosed assets	596	629	629	761	-

Total nonperforming assets (NPAs)	$5,626	$5,504	$5,820	$6,315	$4,744

Total classified assets	$23,459	$25,552	$26,125	$28,330	$28,186

Accruing loans past due 30-89 days (1)	$2,932	$2,546	$2,671	$2,869	$9,129

Charged-off loans	$(245)	$(332)	$(261)	$(117)	$(970)
Recoveries	39	202	173	183	248
Net (charge-offs) recoveries	$(206)	$(130)	$(88)	$66	$(722)

Provision for loan losses	$206	$530	$188	$284	$497

Allowance for loan losses	$23,750	$23,750	$23,350	$23,250	$22,900

Unaccreted loan discount (2)	$10,152	$10,939	$12,046	$13,049	$11,654

Selected ratios:
NPLs to loans, net of deferred costs and fees (3)	0.17%	0.17%	0.18%	0.20%	0.18%
NPAs to total assets	0.15%	0.15%	0.16%	0.17%	0.14%
Allowance for loan losses to NPLs	472.17%	487.18%	449.82%	418.62%	482.72%
Allowance for loan losses to loans, net of
deferred costs and fees (3)	0.81%	0.83%	0.82%	0.83%	0.86%
Loans 30-89 days past due to loans, net of
deferred costs and fees (3)	0.10%	0.09%	0.09%	0.10%	0.34%
Texas ratio (4)	1.31%	1.33%	1.38%	1.53%	1.22%
Classified asset ratio (5)	6.14%	6.99%	6.73%	7.43%	7.57%
________________________

(1) Past due loans include both loans that are past due with respect to payments and loans that are past due because the loan has matured, and is in the process of renewal, but continues to be current with respect to payments.

(2) Related to loans acquired in the Home State and Castle Rock transactions.
(3) Loans, net of deferred costs and fees, exclude loans held for sale.
(4) Texas ratio defined as total NPAs divided by subsidiary bank only Tier 1 Capital plus allowance for loan losses.
(5) Classified asset ratio defined as total classified assets to subsidiary bank only Tier 1 Capital plus allowance for loan losses.

Asset Quality (continued)

The following tables summarize past due loans held for investment by class as of the dates indicated:

September 30, 2018	30-89 Days Past Due	90 Days + Past Due and Still Accruing	90 Days + Past Due and Nonaccrual	Total Nonaccrual and Past Due	Total Loans, Held for Investment
	(In thousands)
Commercial and residential
real estate	$7	$-	$304	$311	$2,075,012
Construction	-	-	-	-	125,335
Commercial	686	-	3,657	4,343	558,316
Consumer	1,523	-	83	1,606	114,348
Other	716	-	986	1,702	56,404
Total	$2,932	$-	$5,030	$7,962	$2,929,415

December 31, 2017	30-89 Days Past Due	90 Days + Past Due and Still Accruing	90 Days + Past Due and Nonaccrual	Total Nonaccrual and Past Due	Total Loans, Held for Investment
	(In thousands)
Commercial and residential
real estate	$410	$-	$1,750	$2,160	$1,977,335
Construction	-	-	-	-	99,960
Commercial	1,663	-	2,079	3,742	523,330
Consumer	469	-	444	913	143,059
Other	327	-	1,281	1,608	61,979
Total	$2,869	$-	$5,554	$8,423	$2,805,663

At September 30, 2018, nonperforming assets were $5.6 million, an increase of $0.1 million compared to June 30, 2018 and an increase of $0.9 million compared to September 30, 2017. As a result of the Castle Rock transaction, the Company acquired $1.6 million of nonperforming loans and $0.8 million of other real estate owned. At September 30, 2018, performing troubled debt restructurings were $16.0 million, compared to $16.8 million at June 30, 2018 and $11.0 million at September 30, 2017. The year-over-year increase in performing troubled debt restructurings was primarily due to the fourth quarter 2017 renewal of a single $6.3 million commercial loan.

Net charge offs were $0.2 million during the third quarter 2018, compared to net charge-offs of $0.1 million during the second quarter 2018 and net charge-offs of $0.7 million in the third quarter 2017. During the third quarter 2018, the Bank recorded a $0.2 million provision for loan losses, compared to a $0.5 million provision in both the second quarter 2018 and the third quarter 2017. The Bank considered recoveries, historical charge-offs, the level of nonperforming loans, loan growth and other factors when determining the adequacy of the allowance for loan losses and the resulting amount of loan loss provision to be recognized during the quarter.

Shares Outstanding

As of September 30, 2018, the Company had 29,303,514 shares of voting common stock outstanding, of which 430,501 shares were in the form of unvested stock awards.

Non-GAAP Financial Measures

The Company discloses certain non-GAAP financial measures related to tangible assets, including tangible book value and tangible common equity, and operating earnings adjusted for merger-related expenses, net losses or write-downs related to OREO, debt termination expense, impairments of long-lived assets, litigation-related settlements, securities gains and losses, net deferred tax asset write-downs and gains or losses on the sale or disposal of other assets. The Company also discloses the following GAAP profitability metrics alongside the operating earnings equivalent: return on average assets, return on average equity and earnings per share (diluted).

The Company discloses these non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of the Company’s core financial performance. Management believes that these non-GAAP financial measures allow for additional transparency and are used by some investors, analysts and other users of the Company’s financial information as performance measures. These non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP. These non-GAAP financial measures presented by the Company may be different from non-GAAP financial measures used by other companies.

The following non-GAAP schedule reconciles the non-GAAP operating earnings to GAAP net income as of the dates indicated:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,		September 30,
	2018	2018	2017	2018		2017

	(Dollars in thousands, except per share amounts)
Net income	$14,944	$13,263	$10,054	$41,764		$30,019
Expenses adjusted for:
Losses (gains) related to other real
estate owned, net	15	-	(20)	48		174
Merger-related expenses	400	1,033	268	1,508		268
Impairment of long-lived assets	-	-	-	-		224
Litigation-related settlements	-	-	1,600	-		1,600
Income adjusted for:
(Gain) loss on sale of securities	-	(16)	86	(16)		86
(Gain) loss on sale of other assets	(681)	8	(2)	(954)		(259)
Pre-tax operating earnings adjustment	(266)	1,025	1,932	586		2,093
Tax effect of adjustments (1)	119	(172)	(679)	2		(741)
Tax effected operating earnings adjustment	(147)	853	1,253	588	-	1,352
Operating earnings	$14,797	$14,116	$11,307	$42,352		$31,371

Average assets	$3,746,263	$3,731,215	$3,423,224	$3,730,801		$3,400,660
Average equity	$425,593	$415,937	$372,747	$416,822		$365,055

Fully diluted average common
shares outstanding:	29,068,332	29,048,850	28,120,111	29,083,965		28,140,332
Earnings per common
share–diluted:	$0.51	$0.46	$0.36	$1.44		$1.07
Earnings per common
share–diluted - operating:	$0.51	$0.49	$0.40	$1.46		$1.11

ROAA (GAAP)	1.58%	1.43%	1.17%	1.50%		1.18%
ROAA - operating	1.57%	1.52%	1.31%	1.52%		1.23%
ROAE (GAAP)	13.93%	12.79%	10.70%	13.40%		10.99%
ROAE - operating	13.79%	13.61%	12.03%	13.58%		11.49%
________________
(1) Tax effect calculated using a combined federal and state marginal tax rate of 24.66% for 2018 and 38.01% for 2017, adjusted for tax effect of nondeductible merger-related expenses.

Non-GAAP Financial Measures (continued)

The following non-GAAP schedules reconcile the book value per share to the tangible book value per share and the GAAP equity ratio to the tangible equity ratio as of the dates indicated:

Tangible Book Value per Common Share
	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
	(Dollars in thousands, except per share amounts)
Total stockholders' equity	$428,239	$418,951	$410,432	$404,899	$375,152
Less: Goodwill and other intangible assets	(83,731)	(84,655)	(85,608)	(79,547)	(69,752)
Tangible common equity	$344,508	$334,296	$324,824	$325,352	$305,400

Number of common shares outstanding	29,303,514	29,308,857	29,297,002	29,222,264	28,401,870

Book value per common share	$14.61	$14.29	$14.01	$13.86	$13.21
Tangible book value per common share	$11.76	$11.41	$11.09	$11.13	$10.75

Tangible Common Equity Ratio
	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
	(Dollars in thousands)
Total stockholders' equity	$428,239	$418,951	$410,432	$404,899	$375,152
Less: Goodwill and other intangible assets	(83,731)	(84,655)	(85,608)	(79,547)	(69,752)
Tangible common equity	$344,508	$334,296	$324,824	$325,352	$305,400

Total assets	$3,810,527	$3,775,967	$3,721,651	$3,698,890	$3,510,046
Less: Goodwill and other intangible assets	(83,731)	(84,655)	(85,608)	(79,547)	(69,752)
Tangible assets	$3,726,796	$3,691,312	$3,636,043	$3,619,343	$3,440,294

Equity ratio - GAAP (total stockholders'
equity / total assets)	11.24%	11.10%	11.03%	10.95%	10.69%
Tangible common equity ratio (tangible
common equity / tangible assets)	9.24%	9.06%	8.93%	8.99%	8.88%

About Guaranty Bancorp

Guaranty Bancorp is a $3.8 billion financial services company that operates as the bank holding company for Guaranty Bank and Trust Company, a premier Colorado community bank. The Bank provides comprehensive financial solutions to consumers and small to medium-sized businesses that value local and personalized service. In addition to loans and depository services, the Bank also offers wealth management solutions, including trust and investment management services. More information about Guaranty Bancorp can be found at www.gbnk.com.

Forward-Looking Statements

This press release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: failure to maintain adequate levels of capital and liquidity to support the Company’s operations; general economic and business conditions in those areas in which the Company operates, including the impact of global and national economic conditions on our local economy; demographic changes; competition; fluctuations in interest rates; continued ability to attract and employ qualified personnel; ability to receive regulatory approval for the bank subsidiary to declare dividends to the Company; adequacy of the allowance for loan losses, changes in credit quality and the effect of credit quality on the provision for credit losses and allowance for loan losses; changes in governmental legislation or regulation, including, but not limited to, any increase in FDIC insurance premiums and the effects of the Tax Cuts and Jobs Act of 2017; changes in accounting policies and practices; changes in business strategy or development plans; failure or inability to complete mergers or other corporate transactions; failure or inability to realize fully the expected benefits of mergers or other corporate transactions; difficulty retaining key employees; the parties being unable to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all; changes in the securities markets; changes in consumer spending, borrowing and savings habits; the availability of capital from private or government sources; competition for loans and deposits and failure to attract or retain loans and deposits; failure to recognize expected cost savings; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and terms of other credit agreements; changes in oil and natural gas prices; political instability, acts of war or terrorism and natural disasters; and additional “Risk Factors” referenced in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as supplemented from time to time. When relying on forward-looking statements to make decisions with respect to the Company, investors and others are cautioned to consider these and other risks and uncertainties. The Company can give no assurance that any goal or plan or expectation set forth in any forward-looking statement can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. The forward-looking statements are made as of the date of this press release, and, except as may otherwise be required by law, the Company does not intend, and assumes no obligation, to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

GUARANTY BANCORP AND SUBSIDIARIES

Unaudited Consolidated Balance Sheets

	September 30,	December 31,	September 30,
	2018	2017	2017
	(In thousands)
Assets
Cash and due from banks	$39,188	$51,553	$64,388

Time deposits with banks	254	254	254

Securities available for sale, at fair value	335,025	329,977	298,483
Securities held to maturity	251,188	259,916	258,541
Bank stocks, at cost	26,021	24,419	19,435
Total investments	612,234	614,312	576,459

Loans held for sale	2,228	1,725	314

Loans, held for investment, net of deferred costs and fees	2,929,415	2,805,663	2,661,552
Less allowance for loan losses	(23,750)	(23,250)	(22,900)
Net loans, held for investment	2,905,665	2,782,413	2,638,652

Premises and equipment, net	63,030	65,874	63,280
Other real estate owned and foreclosed assets	596	761	-
Goodwill	67,917	65,106	56,404
Other intangible assets, net	15,814	14,441	13,348
Bank owned life insurance	80,277	78,573	74,625
Other assets	23,324	23,878	22,322
Total assets	$3,810,527	$3,698,890	$3,510,046

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Noninterest-bearing demand	$960,931	$939,550	$924,361
Interest-bearing demand and NOW	850,848	813,882	866,309
Money market	570,995	527,621	502,400
Savings	211,996	201,687	183,366
Time	465,177	458,887	421,624
Total deposits	3,059,947	2,941,627	2,898,060

Securities sold under agreement to repurchase	8,622	44,746	37,943
Federal Home Loan Bank line of credit borrowing	183,060	157,444	51,182
Federal Home Loan Bank term notes	50,000	70,000	70,000
Subordinated debentures, net	65,127	65,065	65,044
Interest payable and other liabilities	15,532	15,109	12,665
Total liabilities	3,382,288	3,293,991	3,134,894

Stockholders’ equity:
Common stock and additional paid-in capital - common stock	862,126	859,541	834,370
Accumulated deficit	(314,678)	(343,383)	(348,392)
Accumulated other comprehensive loss	(11,517)	(4,694)	(4,791)
Treasury stock	(107,692)	(106,565)	(106,035)
Total stockholders’ equity	428,239	404,899	375,152
Total liabilities and stockholders’ equity	$3,810,527	$3,698,890	$3,510,046

GUARANTY BANCORP AND SUBSIDIARIES

Unaudited Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

	(In thousands, except share and per share data)
Interest income:
Loans, including costs and fees	$33,825	$30,902	$99,489	$87,270
Investment securities:
Taxable	2,652	2,221	7,763	6,892
Tax-exempt	1,206	1,233	3,659	3,713
Dividends	406	275	1,220	1,011
Federal funds sold and other	26	57	83	76
Total interest income	38,115	34,688	112,214	98,962
Interest expense:
Deposits	3,186	1,939	8,234	5,262
Securities sold under agreement to repurchase	23	16	71	48
Federal funds purchased	33	-	56	-
Borrowings	1,146	531	3,333	2,079
Subordinated debentures	937	868	2,759	2,568
Total interest expense	5,325	3,354	14,453	9,957
Net interest income	32,790	31,334	97,761	89,005
Provision for loan losses	206	497	924	708
Net interest income, after provision for loan losses	32,584	30,837	96,837	88,297
Noninterest income:
Deposit service and other fees	3,571	3,580	10,538	10,405
Investment management and trust	2,750	1,478	7,514	4,482
Increase in cash surrender value of life insurance	670	674	2,001	1,884
Gain (loss) on sale of securities	-	(86)	16	(86)
Gain on sale of SBA loans	430	143	916	971
Other	851	341	1,612	1,218
Total noninterest income	8,272	6,130	22,597	18,874
Noninterest expense:
Salaries and employee benefits	12,617	11,736	38,391	34,909
Occupancy expense	1,667	1,714	5,086	4,940
Furniture and equipment	1,009	974	3,100	2,894
Amortization of intangible assets	924	672	2,788	1,969
Other real estate owned, net	19	(20)	60	174
Insurance and assessments	694	642	2,061	1,995
Professional fees	905	929	3,036	3,155
Impairment of long-lived assets	-	-	-	224
Other general and administrative	3,775	5,160	11,705	12,579
Total noninterest expense	21,610	21,807	66,227	62,839
Income before income taxes	19,246	15,160	53,207	44,332
Income tax expense	4,302	5,106	11,443	14,313
Net income	$14,944	$10,054	$41,764	$30,019

Earnings per common share–basic:	$0.52	$0.36	$1.45	$1.08
Earnings per common share–diluted:	0.51	0.36	1.44	1.07
Dividends declared per common share:	0.16	0.13	0.49	0.38

Weighted average common shares outstanding-basic:	28,868,984	27,920,658	28,851,952	27,900,627
Weighted average common shares outstanding-diluted:	29,068,332	28,120,111	29,083,965	28,140,332